SIXTEENTH AMENDMENT TO
SECURITIES LENDING AGREEMENT

This Sixteenth Amendment to Securities Lending Agency Agreement (“Amendment”) is entered into as of May 29, 2019 by and among Wells Fargo Income Opportunities Fund, Wells Fargo Multi-Sector Income Fund and Wells Fargo Utilities and High Income Fund, Wells Fargo Funds Trust, Wells Fargo Master Trust and Wells Fargo Variable Trust (the “Trusts” and each a “Trust”), on behalf of their funds now existing or hereafter created (the “Funds”), and Goldman Sachs Bank USA, doing business as Goldman Sachs Agency Lending (“GSAL”).

WHEREAS, the parties entered into an Securities Lending Agency Agreement dated April 1, 2010 (the “Agreement”); and

WHEREAS, each of the Funds listed on Appendix A to the Agreement retained the services of GSAL to act as its agent in lending securities from time to time held in the Custody Account to certain borrowers, on the terms and conditions set forth in the Agreement; and

WHEREAS, the parties herein wish to amend the Agreement, specifically, Appendix A to the Agreement, so that each of the Funds identified in this Amendment may also retain the services of GSAL to act as its agent on the terms and conditions set forth in the Agreement; and

NOW THEREFORE, in consideration of the promises, covenants and agreements contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Amendments. The Agreement is hereby amended as follows:

a. Appendix A - The following Fund is added to Appendix A:

Wells Fargo Funds Trust
Special International Small Cap Fund (effective on or about 6/3/19)

b. Appendix A - Effective April 1, 2019 the name change of the Intrinsic Value Fund to the Classic Value Fund to Appendix A.

2. Recitals Incorporated; Definitions.

The foregoing recitals are true and correct and by this reference are incorporated herein. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

3. Appendices, Schedules and Exhibits Incorporated.

All appendices and schedules referenced in this Amendment are incorporated herein.

4. Continuing Provisions of the Agreement.

Except as otherwise specifically set forth in this Amendment, all other terms of the Agreement shall remain unchanged and continue in full force and effect.

5. Counterpart Signatures.

This Amendment may be executed in any number of counterpart signatures with the same effect as if the parties had all signed the same document. All counterpart signatures shall be construed together and shall constitute one agreement.

IN WITNESS WHEREOF, the parties have caused this Sixteenth Amendment to be executed and delivered as of the date first above written.

WELLS FARGO INCOME OPPORTUNITIES FUND
WELLS FARGO MULTI-SECTOR INCOME FUND,
each on behalf of itself as a Lender listed on Appendix A as amended from time to time

By: ______________________
Name: Jeremy DePalma
Title: Treasurer

WELLS FARGO UTILITIES AND HIGH INCOME FUND

By: ______________________
Name: Jeremy DePalma
Title: Assistant Treasurer

WELLS FARGO FUNDS TRUST
WELLS FARGO MASTER TRUST
WELLS FARGO VARIABLE TRUST,
each on behalf of their respective Lenders listed on Appendix A as amended from time to time

By: ______________________
Name: Jeremy DePalma
Title: Treasurer

GOLDMAN SACHS BANK USA

By: ______________________
Name: Christel Carroll
Title: Vice President

APPENDIX A
LENDERS
As of May 29, 2019

WELLS FARGO FUNDS TRUST
WELLS FARGO MASTER TRUST
WELLS FARGO VARIABLE TRUST
WELLS FARGO INCOME OPPORTUNITIES FUND
WELLS FARGO MULTI-SECTOR INCOME FUND
WELLS FARGO UTILITIES AND HIGH INCOME FUND

Wells Fargo Funds Trust
Asia Pacific Fund
Alternative Risk Premia Fund
Asset Allocation Fund
Capital Growth Fund
C&B Mid Cap Value Fund
Common Stock Fund
Conservative Income Fund
Core Plus Bond Fund
Disciplined Small Cap Fund
Disciplined U.S. Core Fund
Discovery Fund
Diversified Capital Builder Fund
Diversified Income Builder Fund
Diversified International Fund
Emerging Markets Bond Fund
Emerging Markets Equity Fund
Endeavor Select Fund
Enterprise Fund
Factor Enhanced Emerging Markets Fund
Factor Enhanced International Fund
Factor Enhanced Large Cap Fund
Factor Enhanced Small Cap Fund
Global Investment Grade Credit Fund
Global Small Cap Fund
Growth Fund
High Yield Bond Fund
High Yield Corporate Bond Fund
High Yield Municipal Bond Fund
International Bond Fund
International Equity Fund
International Government Bond Fund
Intrinsic Value Fund
Intrinsic World Equity Fund
Large Cap Core Fund
Large Cap Growth Fund
Large Company Value Fund
Low Volatility U.S. Equity Fund
Mid Cap Disciplined Fund
Omega Growth Fund
Opportunity Fund
Precious Metals Fund
Premier Large Company Growth Fund

Short-Term Bond Fund
Short-Term High Yield Bond Fund
Small Cap Disciplined Fund
Special International Small Cap Fund
Special Small Cap Value Fund
Specialized Technology Fund
Strategic Income Fund
Traditional Small Cap Growth Fund
Ultra Short-Term Income Fund
U.S. Core Bond Fund
Utility and Telecommunications Fund

Wells Fargo Master Trust
Bloomberg Barclays US Aggregate ex-Corporate Portfolio
C&B Large Cap Value Portfolio
Core Bond Portfolio
Disciplined Large Cap Portfolio
Diversified Large Cap Growth Portfolio
Emerging Growth Portfolio
Emerging Markets Bond Portfolio
Factor Enhanced Emerging Markets Portfolio
Factor Enhanced International Portfolio
Factor Enhanced Large Cap Portfolio
Factor Enhanced Small Cap Portfolio
High Yield Corporate Bond Portfolio
Index Portfolio
International Government Bond Portfolio
International Growth Portfolio
International Value Portfolio
Investment Grade Corporate Bond Portfolio
Managed Fixed Income Portfolio
Small Company Growth Portfolio
Small Company Value Portfolio
Stable Income Portfolio
Strategic Retirement Bond Portfolio
U.S. REIT Portfolio

Wells Fargo Variable Trust
VT Discovery Fund
VT Index Asset Allocation Fund
VT International Equity Fund
VT Omega Growth Fund
VT Opportunity Fund
VT Small Cap Growth Fund

Wells Fargo Income Opportunities Fund

Wells Fargo Multi-Sector Income Fund

Wells Fargo Utilities and High Income Fund